MIMEDX Announces First Quarter 2025 Operating and Financial Results
Net Sales of $88 million Grew 4% Year-Over-Year for the First Quarter
First Quarter GAAP Net Income and Earnings Per Share were $7 Million and $0.05, Respectively
First Quarter Adjusted EBITDA was $17 Million, or 20% of Net Sales
Reaffirms Expected 2025 Net Sales Growth Expectations
Management to Host Conference Call Today, April 30, 2025, at 4:30 PM ET

MARIETTA, Ga., April 30, 2025 -- MiMedx Group, Inc. (Nasdaq: MDXG) (“MIMEDX” or the “Company”), today announced operating and financial results for the first quarter 2025.
Joseph H. Capper, MIMEDX Chief Executive Officer, commented, "Our solid first quarter 2025 results include total net sales growth of 4% year-over-year and an Adjusted EBITDA margin of 20%. Our Surgical products recorded double-digit growth during the quarter, and we are continuing to see our efforts to build a compelling body of clinical evidence in this space unlock sizable opportunities for our products."
Mr. Capper continued, "The further delay to the LCDs was a disappointing setback for Medicare beneficiaries, the Trust Fund and US taxpayers. As awareness increases and the new administration comes to understand the circumstances associated with the massive wasteful spend in the skin substitute category, we are confident some corrective action will be taken. We will continue to advocate CMS and other stakeholders for appropriate improvements on both pricing and requirements for clinical data."
"To protect our business, we will bridge this gap by offering products designed to compete in these affected care settings. As a contingency, we recently added CELERA™ to our portfolio, and we have a pipeline, both organic and inorganic, of additional products we plan to introduce throughout the year. Over the longer term, our focus remains clearly set on continuing to expand use cases for our proprietary technology and the incredible healing benefits they deliver," concluded Mr. Capper.

First Quarter 2025 Results Discussion

Net Sales
MIMEDX reported net sales for the three months ended March 31, 2025, of $88 million, compared to $85 million for the three months ended March 31, 2024, an increase of 4%. The increase was primarily driven by 16% growth of our Surgical products, including AMNIOEFFECT® and contributions from HELIOGEN™. First quarter decline of Wound products was 2% compared to the prior year period.
Gross Profit and Margin

Gross profit for the three months ended March 31, 2025, was $72 million, roughly flat compared to the prior year period. Gross margin for the three months ended March 31, 2025 was 81%, compared to 85% in the prior year period. The year-over-year decrease in gross margin was driven by product variances and product mix.

Operating Expenses
Selling, general and administrative ("SG&A") expenses for the three months ended March 31, 2025, were $60 million compared to $55 million for the three months ended March 31, 2024. The increase in SG&A was driven by year-over-year increases in commissions due to greater sales volume as well as higher salary and benefit costs from merit raises and promotions. Incremental spend from legal and regulatory disputes in the current period also contributed to the increase.
Research and development ("R&D") expenses for the three months ended March 31, 2025 and 2024, were $3 million. R&D spend in the quarter was driven, in part, by the randomized controlled trial for EPIEFFECT® and ongoing investments in the development of future products in our pipeline.
Net income for the three months ended March 31, 2025 was $7 million compared to $9 million for the three months ended March 31, 2024.
Cash and Cash Equivalents
As of March 31, 2025, the Company had $106 million of cash and cash equivalents compared to $104 million as of December 31, 2024. As of March 31, 2025, our cash position, net of debt on our balance sheet, was $88 million, representing a sequential increase of $2 million.
Financial Outlook
For 2025, MIMEDX expects net sales growth to be at least in the high single-digits as a percentage compared to 2024. 2025 Adjusted EBITDA margin is expected to be above 20% on a full year basis.

Longer-term, the Company continues to expect to achieve annual net sales growth in the low double-digits as a percentage with an adjusted EBITDA margin above 20%.

Conference Call and Webcast
MIMEDX will host a conference call and webcast to review its first quarter 2025 results on Wednesday, April 30, 2025, beginning at 4:30 p.m., Eastern Time. The call can be accessed using the following information:
Webcast: Click here
U.S. Investors: 877-407-6184
International Investors: 201-389-0877
Conference ID: 13752696
A replay of the webcast will be available for approximately 30 days on the Company’s website at www.mimedx.com following the conclusion of the event.

Important Cautionary Statement
This press release includes forward-looking statements. Statements regarding: (i) our pipeline of products and their impact on future sales growth; (ii) our ability to compete in certain care settings, (iii) our 2025 and longer term financial goals and expectations for future financial results, including net sales growth and Adjusted EBITDA margin; and (iv) our expectations regarding regulatory actions. Additional forward-looking statements may be identified by words such as "believe," "expect," "may," "plan," “goal,” “outlook,” "potential," "will," "preliminary," and similar expressions, and are based on management's current beliefs and expectations.

Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: (i) future sales are uncertain and are affected by competition, access to customers, patient access to healthcare providers, the reimbursement environment and many other factors; (ii) the Company may change its plans due to unforeseen circumstances; (iii) the results of scientific research are uncertain and may have little or no value; (iv) our ability to sell our products in other countries depends on a number of factors including adequate levels of reimbursement, market acceptance of novel therapies, and our ability to build and manage a direct sales force or third party distribution relationship; (v) the effectiveness of amniotic tissue as a therapy for particular indications or conditions is the subject of further scientific and clinical studies; (vi) we may alter the timing and amount of planned expenditures for research and development based on regulatory developments; (vii) Medicare spending; and (viii) changes in the size of the addressable market for our products. The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and the Company assumes no obligation to update any forward-looking statement.

About MIMEDX
MIMEDX is a pioneer and leader focused on helping humans heal. With more than a decade of helping clinicians manage chronic and other hard-to-heal wounds, MIMEDX is dedicated to providing a leading portfolio of products for applications in the wound care, burn, and surgical sectors of healthcare. The Company’s vision is to be the leading global provider of healing solutions through relentless innovation to restore quality of life. For additional information, please visit www.mimedx.com.
Contact:
Matt Notarianni
Investor Relations
470.304.7291
mnotarianni@mimedx.com

Selected Unaudited Financial Information

MiMedx Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands) Unaudited
	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$106,431	$104,416
Accounts receivable, net	62,288	55,828
Inventory	24,070	23,807
Prepaid expenses	5,351	5,018
Other current assets	1,972	2,817
Total current assets	200,112	191,886
Property and equipment, net	5,773	5,944
Right of use asset	5,299	5,606
Deferred tax asset, net	27,685	28,306
Goodwill	19,441	19,441
Intangible assets, net	11,062	11,626
Other assets	1,048	$1,106
Total assets	$270,420	$263,915
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long term debt	1,125	1,000
Accounts payable	8,868	7,409
Accrued compensation	18,744	23,667
Accrued expenses	9,447	9,012
Other current liabilities	4,435	4,507
Total current liabilities	42,619	45,595
Long term debt, net	17,533	17,830
Other liabilities	7,492	7,383
Total liabilities	$67,644	$70,808
Total stockholders' equity	202,776	193,107
Total liabilities and stockholders’ equity	$270,420	$263,915

MiMedx Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts) Unaudited
	Three Months Ended March 31,
	2025	2024
Net sales	$88,205	$84,709
Cost of sales	16,558	12,987
Gross profit	71,647	71,722
Operating expenses:
Selling, general and administrative	59,969	55,129
Research and development	3,328	2,841
Investigation, restatement and related	—	311
Amortization of intangible assets	99	189
Impairment of intangible assets	—	54
Operating income	8,251	13,198
Other expense, net
Interest income (expense), net	506	(1,690)
Other expense, net	(145)	(99)
Income from continuing operations before income tax	8,612	11,409
Income tax provision	(1,589)	(2,348)
Net income from continuing operations	7,023	9,061
Income from discontinued operations, net of tax	—	200
Net income	$7,023	$9,261
Basic net income per common share:
Continuing operations:	$0.05	$0.06
Discontinued operations:	—	0.00
Basic net income per common share	$0.05	$0.06
Diluted net income per common share:
Continuing operations	$0.05	$0.06
Discontinued operations	—	0.00
Diluted net income per common share	$0.05	$0.06
Weighted average common shares outstanding - basic	147,272,324	146,404,587
Weighted average common shares outstanding - diluted	149,677,452	150,028,107

MiMedx Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands) Unaudited
	Three Months Ended March 31,
	2025	2024
Net cash flows provided by operating activities from continuing operations	5,299	6,785
Net cash flows used in operating activities of discontinued operations	—	(807)
Net cash flows provided by operating activities	$5,299	$5,978
Net cash flows used in investing activities	(406)	(6,024)
Net cash flows used in financing activities	(2,878)	(33,467)
Net change in cash	$2,015	$(33,513)

Reconciliation of Non-GAAP Measures
In addition to our GAAP results, we provide certain non-GAAP measures including Adjusted EBITDA and related margins, Free Cash Flow, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, and Adjusted Earnings Per Share ("Adjusted EPS"). We believe that the presentation of these measures provides important supplemental information to management and investors regarding our performance. These measures are not a substitute for GAAP measures. Company management uses these non-GAAP measures as aids in monitoring our ongoing financial performance from quarter-to-quarter and year-to-year on a regular basis and for benchmarking against comparable companies.
These non-GAAP financial measures reflect the exclusion of the following items:
•Share-based compensation expense - expense recognized related to awards to employees and our board of directors pursuant to our share-based compensation plans. This expense is reflected amongst cost of sales, research and development expense, and selling, general, and administrative expense in the unaudited condensed consolidated statements of operations.
•Impairment of intangible assets - reflects the impairment of intangibles. This expense is reflected in the line of the same name in our unaudited condensed consolidated statements of operations.
•Strategic legal and regulatory expenses - relates to litigation and regulatory expenses deemed strategically important to our operations. Litigation expenses incurred relate to suits filed against former employees and their employers for violation of non-compete and non-solicitation agreements and related matters. Regulatory expenses relate to legal fees incurred stemming from action taken against the United States Food & Drug Administration ("FDA") surrounding the designation of one of our products.
•Loss on extinguishment of debt - reflects the excess of cash paid to extinguish debt over the carrying value of the debt on our balance sheet upon the repayment and termination of a loan agreement. With respect to the three months ended March 31, 2024, this relates to the repayment and termination of a previous loan agreement. Amounts in this line reflect (i) prepayment premium paid and (ii) write-offs of unamortized original issue discount and deferred financing costs.
•Expenses related to the Disbanding of Regenerative Medicine - incremental expenses recognized or incurred directly as a result of our announcement to disband our Regenerative Medicine segment.
•Amortization of acquired intangible assets - reflects amortization expense recognized solely related to assets which were acquired as part of a transaction. These expenses are reflected in cost of sales in our consolidated statements of operations.

•Income Tax Adjustment - for purposes of calculating Adjusted Net Income and Adjusted Earnings Per Share, reflects our expectation of a long-term effective tax rate, which is normalized and balance sheet-agnostic. Actual reporting tax expense will be based on GAAP earnings, and may differ from the expected long-term effective tax rate due to a variety of factors, including the tax treatment of various transactions included in GAAP net income and other reconciling items that are excluded in determining Adjusted Net Income and Adjusted EPS. The actual long-term normalized effective tax rate was 25% for each of the quarters ended March 31, 2025 and 2024.
Adjusted EBITDA and Adjusted EBITDA margin
Adjusted EBITDA consists of GAAP net income excluding (i) depreciation expense, (ii) amortization of intangible assets, (iii) interest (income) expense, net, (iv) income tax provision, (v) share-based compensation, (vi) investigation, restatement and related expenses, (vii) expenses related to disbanding of Regenerative Medicine Business Unit, (viii) strategic legal and regulatory expenses, (ix) transaction-related expenses and (x) reorganization expenses.
Please refer to the tables at the beginning of this press release for reconciliation to GAAP net income.

	Three Months Ended March 31,
	2025	2024
Net Income	$7,023	$9,261
Non-GAAP Adjustments:
Depreciation expense	558	558
Amortization of intangible assets	2,646	189
Interest (income) expense, net	(506)	1,690
Income tax provision	1,589	2,348
Share-based compensation	4,259	4,340
Investigation, restatement and related expenses	—	311
Transaction related expenses	7	—
Strategic legal and regulatory expenses	1,645	168
Expenses related to disbanding of Regenerative Medicine Business Unit	—	(200)
Adjusted EBITDA	$17,221	$18,665
Adjusted EBITDA margin	19.5%	22.0%

Adjusted Net Income
Adjusted Net Income provides a view of our operating performance, exclusive of certain items which are non-recurring or not reflective of our core operations.
Adjusted Net Income is defined as GAAP net income plus (i) loss on extinguishment of debt, (ii) investigation restatement and related expenses, (iii) impairment of intangible assets, (iv) amortization of acquired intangible assets, (v) strategic legal and regulatory expenses, (vi) transaction-related expenses, and (vii) expenses related to disbanding of our Regenerative Medicine business unit, and (viii) the long-term effective income tax rate adjustment.

A reconciliation of GAAP net income to Adjusted Net Income appears in the table below (in thousands):

	Three Months Ended March 31,
	2025	2024
Net income	$7,023	$9,261
Loss on extinguishment of debt	—	1,401
Investigation, restatement and related expenses	—	311
Amortization of acquired intangible assets	2,547	—
Strategic legal and regulatory expenses	1,645	168
Transaction related expenses	7	—
Expenses related to disbanding of Regenerative Medicine Business Unit	—	(200)
Long-term effective income tax rate adjustment	(1,614)	(974)
Adjusted net income	$9,608	$9,967

A reconciliation of various line items included in our GAAP unaudited condensed consolidated statements of operations to Adjusted Net Income for the three months ended March 31, 2025 and 2024 are presented in the tables below (in thousands):

	Three Months Ended March 31, 2025
	Gross Profit	Selling, General & Administrative Expense	Research and Development Expense	Net Income
Reported GAAP Measure	$71,647	$59,969	$3,328	$7,023
Amortization of acquired intangible assets	2,547	—	—	2,547
Strategic legal and regulatory expenses	—	(1,645)	—	1,645
Transaction related expenses	—	—	—	7
Long-term effective income tax rate adjustment	—	—	—	(1,614)
Non-GAAP Measure	$74,194	$58,324	$3,328	$9,608
Gross Profit Margin	81.2%
Gross Profit Margin, as adjusted	84.1%

	Three Months Ended March 31, 2024
	Gross Profit	Selling, General & Administrative Expense	Research and Development Expense	Net Income
Reported GAAP Measure	$71,722	$55,129	$2,841	$9,261
Loss on extinguishment of debt	—	—	—	1,401
Investigation, restatement and related expenses	—	—	—	311
Strategic legal and regulatory expenses	—	(168)	—	168
Expenses related to disbanding of Regenerative Medicine Business Unit	—	—	—	(200)
Long-term effective income tax rate adjustment	—	—	—	(974)
Non-GAAP Measure	$71,722	$54,961	$2,841	$9,967
Gross Profit Margin	84.7%
Gross Profit Margin, as adjusted	84.7%

Adjusted Earnings Per Share
Adjusted Earnings Per Share is intended to provide a normalized view of earnings per share by removing items that may be irregular, one-time, or non-recurring from net income. This enables us to identify underlying trends in our business that could otherwise be masked by such items. Adjusted Earnings Per Share consists of GAAP diluted net income per common share including adjustments for (i) loss on extinguishment of debt, (ii) investigation restatement and related expenses, (iii) amortization of acquired intangible assets, (iv) transaction related expenses, (v) strategic legal and regulatory expenses, (vi) expenses related to disbanding of our Regenerative Medicine business unit, and (vii) the long-term effective income tax rate adjustment.
A reconciliation of GAAP diluted earnings per share to Adjusted Earnings Per Share appears in the table below (per diluted share):

	Three Months Ended March 31,
	2025	2024
GAAP net income per common share - diluted	$0.05	$0.06
Loss on extinguishment of debt	0.00	0.01
Investigation, restatement and related (benefit) expense	0.00	0.00
Amortization of acquired intangible assets	0.02	0.00
Transaction related expenses	0.00	0.00
Strategic legal and regulatory expenses	0.00	0.00
Expenses related to disbanding of Regenerative Medicine business unit	0.00	0.00
Long-term effective income tax rate adjustment	(0.01)	0.00
Adjusted Earnings Per Share	$0.06	$0.07
Weighted average common shares outstanding - adjusted	149,677,452	150,028,107

Free Cash Flow
Free Cash Flow is intended to provide a measure of our ability to generate cash in excess of capital investments. It provides management with a view of cash flows which can be used to finance operational and strategic investments.
Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, including purchases of equipment.
A reconciliation of GAAP net cash flows provided by operating activities to Free Cash Flow appears in the table below (in thousands):

	Three Months Ended March 31,
	2025	2024
Net cash flows provided by operating activities	$5,299	$5,978
Capital expenditures, including purchases of equipment	(377)	(1,144)
Free Cash Flow	$4,922	$4,834
Net Sales by Product Category by Quarter

Below is a summary of net sales by product category (in thousands):

	Three Months Ended March 31,
	2025	2024
Wound	$56,073	$57,049
Surgical	32,132	27,660
Net sales	$88,205	$84,709